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                                                                     EXHIBIT 3.1
                             HEALTHEON CORPORATION
                             a Delaware corporation

                           TENTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                    (PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

        Healtheon Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

        DOES HEREBY CERTIFY:

        FIRST: That this corporation was originally incorporated on December 26, 1995 under the name Healthscape Corporation, pursuant to the General Corporation Law. The corporation changed its name to "Healtheon Corporation" on June 17, 1996.

        SECOND: The Tenth Amended and Restated Certificate of Incorporation of Healtheon Corporation, in the form set forth below, has been duly adopted in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law by the directors and the stockholders of the corporation.

        THIRD: The Tenth Amended and Restated Certificate of Incorporation, as so adopted, reads in full as set forth below:

                                   ARTICLE I

        The name of this corporation is Healtheon/WebMD Corporation.


                                   ARTICLE II

        The address of the registered office of this corporation in the State of Delaware is 15 East North Street, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

        This corporation is authorized to issue one class of stock to be designated "Common Stock" and another class of stock to be designated "Preferred Stock," the rights, preferences and privileges of which may from time to time be determined by the Board of Directors. The total number of shares of Common Stock that this corporation is authorized to issue is 600,000,000 with a par value of $0.0001 per share. The total number of shares of Preferred Stock that this corporation is authorized to issue is 5,000,000 with a par value of $0.0001 per share.



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                                    ARTICLE V


        To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor or the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

        Neither any amendment nor repeal of this Article V, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this
Article V, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VI

        This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE VII

        In furtherance and not in limitation of powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                  ARTICLE VIII

        Section 1. At any time following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

        Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.


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        Section 3. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE IX

        Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                    ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.


                                   ARTICLE XI

        This corporation is to have perpetual existence.

                                       ***

        FOURTH: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

        I hereby further declare and certify under penalty of perjury under the laws of the State of Delaware that the facts set forth in the foregoing certificate are true and correct of my own knowledge and that this certificate is my act and deed.


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           IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by the Vice President, Chief Financial Officer, Secretary and Treasurer of this corporation this 12th day of November, 1999.


                                     Healtheon Corporation



                                   By: /s/ John L. Westermann III
                                      ---------------------------------------
                                       John L. Westermann III
                                       Vice President, Chief Financial Officer,
                                       Secretary and Treasurer


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                           CERTIFICATE OF DESIGNATIONS
                                       OF
                    SERIES A PAYMENT-IN-KIND PREFERRED STOCK
                                       OF
                           HEALTHEON/WEBMD CORPORATION

                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

         Healtheon/WebMD Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"):

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the Tenth Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the "CERTIFICATE OF INCORPORATION"), there hereby is created, out of the 5,000,000 shares of preferred stock, par value $.0001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the "PREFERRED STOCK"), a series of Preferred Stock consisting of 213,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, stated in the Certificate of Incorporation as applicable to the Preferred Stock):

         "1. DESIGNATION. The shares of such series created hereby shall be designated as the "Series A Payment-in-Kind Preferred Stock" (referred to herein as the "SERIES A PREFERRED STOCK"), and the authorized number of shares constituting such series shall be 213,000. The par value of the Series A Preferred Stock shall be $.0001 per share. The face amount of each share of Series A Preferred Stock shall be $5,000.00 (the "FACE AMOUNT"). The Series A Preferred Stock shall not be subject to any sinking fund or mandatory redemption provision.

         2. PRIORITY. The Series A Preferred Stock, whether now or hereafter issued, shall, with respect to dividend rights (other than the right to receive additional shares of Series A Preferred Stock pursuant to Section 3) and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, rank (i) on a parity with the common stock, par value $.0001 per share (the "COMMON STOCK"), of the Corporation and with any other series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution, (ii) junior to any series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank senior to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution and (iii) senior to any series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank junior to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution.





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         3.       DIVIDENDS.

                  3.1 GENERAL OBLIGATION. When, as and if declared by the Board of Directors and to the extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends to the holders of the shares of Series A Preferred Stock in the form of additional shares of Series A Preferred Stock as provided in this Section 3. Regardless of whether dividends are paid, dividends on each share of the Series A Preferred Stock outstanding from time to time shall accrue on a daily basis at the rate of 10.5% per annum computed on an amount with respect to each share equal to the Face Amount plus the amount of any accrued and unpaid dividends calculated from the date of initial issuance of such share through the most recently preceding Quarterly Dividend Reference Date. The "QUARTERLY DIVIDEND REFERENCE DATES" are each May 1, August 1, November 1 and February 1 occurring after the initial issuance of the first share of Series A Preferred Stock and on or prior to the Conversion Date (as defined below). Dividends shall be paid only by the issuance of additional shares of Series A Preferred Stock in an amount equal to (i) the accrued and unpaid dividend on any Quarterly Dividend Reference Date or on the Conversion Date (if the Conversion Date is not a Quarterly Dividend Reference
Date) divided by (ii) the Face Amount of a share of Series A Preferred Stock. Dividends shall be paid only as and when declared by the Board of Directors to holders of record at the close of the Dividend Reference Dates with respect to which the dividend has been declared and certificates for such dividend shall be distributed to such holders on such distribution date within ten (10) days after such record date as the Board of Directors may establish. Dividends shall begin to accrue on shares of Series A Preferred Stock issued as dividends as of the day following the record date for their issuance regardless of the actual distribution of a certificate. All dividends that have been accrued but not declared shall continue to accrue and accumulate as provided herein. All dividends that have been accrued and declared shall be paid as provided herein and dividends on such shares shall begin to accrue as provided herein. Dividends under this Section 3 shall cease to accrue on the Conversion Date. The number of shares to be paid as a dividend pursuant to this Section 3 shall be rounded to the nearest 1/100,000th of a share. All shares of Series A Preferred Stock issued in payment of dividends hereunder shall be deemed issued and outstanding on the applicable record date, and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges. The Corporation shall at all times reserve for issuance sufficient shares of Series A Preferred Stock to enable it to satisfy all dividends that may accrue hereunder.

                  3.2 PARTICIPATION IN DIVIDEND PAYMENTS ON COMMON STOCK. In addition to all other amounts payable to the holders of the shares of Series A Preferred Stock under this Section 3, in the event the Corporation shall declare and pay a dividend upon the Common Stock (whether payable in cash, securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets, or options or rights to purchase any such securities or evidences of indebtedness) other than in shares of Common Stock, the holders of the shares of Series A Preferred Stock shall be entitled to participate with the holders of Common Stock in any such dividend payment (as if a Conversion had occurred on the date immediately prior to the record date for such dividend payment).

         4. VOTING. In addition to any voting rights provided for elsewhere herein, in the Certificate of Incorporation and by law, the following provisions shall apply with regard to voting by the holders of Series A Preferred Stock:

                  4.1. IN GENERAL. Each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock that would be owned by the holder of such share of Series A Preferred Stock if the Conversion Date had occurred on the date immediately prior to the record date for such vote. Except as otherwise provided for herein, in the Certificate of





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Incorporation or by law, each share of Series A Preferred Stock shall be entitled to vote together with the holders of the Common Stock, on each matter as to which the holders of the Common Stock are entitled to vote, as if the Series A Preferred Stock and the Common Stock were one class of capital stock and a Conversion had occurred.

                  4.2. WHEN CLASS VOTE REQUIRED. The Corporation shall not without first obtaining the affirmative vote or consent of the holders of a least 90% of the shares of Series A Preferred Stock at the time outstanding, voting as a class, (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock, (ii) take any action that would result in an adverse effect on the rights, preferences or privileges of the Series A Preferred Stock (other than an action which affects all capital stock of the Corporation in a similar manner), or (iii) authorize any additional Series A Preferred Stock.

         5.       CONVERSION INTO COMMON STOCK.

                  5.1. AUTOMATIC CONVERSION. Upon the earlier to occur of (i) the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, (ii) immediately prior to the consummation of any transaction resulting in a Change of Control of the Corporation, (iii) the first Business Day following written notice by the Corporation to the holders of the Series A Preferred Stock that the Board of Directors has resolved to cause a Conversion of the Series A Preferred Stock, or (iv) January 26, 2003 (the "THIRD ANNIVERSARY") (the date on which the earliest of such events occurs is referred to herein as the "CONVERSION DATE"), each share of Series A Preferred Stock outstanding shall be converted automatically (a "CONVERSION"), without any requirement of notice or any other action on the part of the Corporation, any holder of Series A Preferred Stock or any other Person, into (a) 100 shares of Common Stock (100 is referred to herein as the "CONVERSION RATE," as may be adjusted from time to time), plus (b) that number of shares of Common Stock equal to the dollar amount of any accrued and declared dividends with respect to such share pursuant to Section 3 above computed through the Conversion Date divided by the Face Amount and multiplied by the Conversion Rate, plus, if the Conversion Date is not the Third Anniversary, (c) the Early Conversion Premium Amount divided by the Face Amount and multiplied by the Conversion Rate. The "EARLY CONVERSION PREMIUM AMOUNT" shall equal interest on the Face Amount at 10.5% per annum compounded on each Dividend Reference Date from the day following the Conversion Date through the Third Anniversary. The number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be subject to adjustment as described in Section 5.5. The Corporation shall not issue fractions of shares of Common Stock upon conversion of the Series A Preferred Stock. If any fraction of a share of Common Stock would be issuable upon conversion of the Series A Preferred Stock, then the Corporation shall, in lieu thereof, pay to the Person entitled thereto an amount in cash equal to the current market price of such fraction of a share of Common Stock, calculated to the nearest 1/100,000th of a share, to be computed on the Conversion Date.

                  5.2. PROCEDURES. Upon the conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall deliver the certificate or certificates therefor to the principal office of the Corporation or to a conversion agent designated by the Corporation accompanied by instruments of transfer in form reasonably satisfactory to the Corporation or to such conversion agent, duly executed by the registered holder or his duly authorized attorney, as well as transfer taxes, stamps or funds therefor, or evidence of payment thereof, if required by Section 5.3. The automatic conversion of any outstanding shares of Series A Preferred Stock into Common Stock shall be deemed to have occurred upon the Conversion Date regardless of the delivery of certificates or other instruments and the Persons entitled to receive shares of Common Stock issuable upon conversion shall be treated for all





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purposes as the record holders of such shares at and from the Conversion Date;
PROVIDED, HOWEVER, that the Corporation may defer the payment of any dividend or other distribution with respect to such Common Stock until such deliveries have been made.

                  5.3. TAXES. Upon the conversion of the Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of the Common Stock upon conversion, but the holder shall pay to the Corporation the amount of any tax that is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder.

                  5.4. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, enough shares of Common Stock to issue all shares of Common Stock issuable upon conversion of the Series A Preferred Stock and shall at all times maintain any legally required capital or surplus to effectuate the foregoing. All shares of Common Stock that may be issued upon conversion of shares of Series A Preferred Stock shall be, when so issued, validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of Series A Preferred Stock, the Corporation shall comply with all applicable federal and state securities laws.

                  5.5. ADJUSTMENTS TO CONVERSION RATE. The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                           5.5.1. ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS,
ETC. If the Corporation (1) pays a dividend in shares of the Common Stock to holders of the Common Stock, (2) makes distributions in shares of Common Stock to holders of the Common Stock, (3) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock, (4) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (5) takes action resulting in a similar effect upon the Common Stock, then, and in every such case, the Conversion Rate in effect immediately prior to such action shall be adjusted to equal the Conversion Rate in effect immediately prior to such action multiplied by a fraction, the numerator of which is the number of issued and outstanding shares of Common Stock immediately following such action and the denominator of which is the number of issued and outstanding shares of Common Stock immediately prior to such action. An adjustment made pursuant to this Section 5.5.1 shall become effective on the record date in the case of a dividend or distribution and on the effective date in the case of a subdivision or combination.

                           5.5.2. ADJUSTMENTS FOR OTHER DISTRIBUTIONS. If the
Corporation distributes PRO RATA to all holders of the Common Stock shares of any class of capital stock (excluding the Common Stock), or options, rights or warrants to acquire any class of capital stock (including the Common Stock), or cash or other assets of the Corporation (excluding capital stock of the Corporation held in its treasury), then, and in any such case, the holder of each share of Series A Preferred Stock shall be entitled to receive, at the time such distribution is made, the capital stock, options, rights, warrants, cash or other assets so distributed as if such holder had owned the number of shares of Common Stock that such holder would have owned at the time of such distribution if the Conversion Date had occurred immediately prior to the record date for such distribution. Such adjustment shall become effective on the record date for determination of the holders of Common Stock entitled to receive the distribution.

                  5.6. COMPUTATIONS. All calculations under this Section 5 shall be made to the nearest 1/100,000th of a share.



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                  5.7. SHARES OTHER THAN COMMON SHARES. If, as result of any adjustment made pursuant to Section 5.5, the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, then the number of such other shares so receivable upon conversion of any shares of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.

                  5.8. NOTICE OF CONVERSION RATE CHANGE. Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of shares of the Series A Preferred Stock a notice of the adjustment.

                  5.9. EQUIVALENT CONVERSION. If any of the following occurs, namely: (i) any reclassification of, or change in, outstanding shares of capital stock of the class issuable upon conversion of the Series A Preferred Stock (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation, merger, share exchange or similar transaction (other than events that would constitute a liquidation for purposes of Section 5.1 or a Change of Control) to which the Corporation is a party and which does not result in any reclassification of, or change in (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), outstanding shares of such capital stock, then the Corporation or the successor corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange or other transaction, provide in its certificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible into the number and class of shares of capital stock that would have been issuable upon conversion of such share of Series A Preferred Stock if the Conversion Date had occurred immediately prior to such reclassification, change, consolidation, merger, share exchange or other transaction. Such certificate of incorporation or other charter document shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
5. If this Section 5.9 applies, then Section 5.5.1 shall not apply. If, in the case of any such reclassification, change, consolidation, merger, share exchange or other transaction, the stock or other securities and property (including cash) receivable thereupon by a holder of the capital stock issuable upon conversion of the Series A Preferred Stock includes shares of capital stock or other securities and property of an entity other than the Corporation or the successor corporation in such reclassification, change, consolidation, merger, share exchange or other transaction, then the certificate of incorporation or other charter document of such other entity shall contain such additional provisions to protect the interests of the holders of shares of the Series A Preferred Stock as the Board of Directions shall reasonably consider necessary by reason of the foregoing, which provisions shall be subject to approval by the affirmative vote or consent of holders of at least 90% of the shares of the then-outstanding Series A Preferred Stock, which approval shall not be unreasonably withheld. The provisions of this Section 5.9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges or other transactions.

         6. RESTRICTIONS ON TRANSFER. Each holder of shares of Series A Preferred Stock or shares of Common Stock issued upon conversion of the Series A Preferred Stock (the shares of Series A Preferred Stock and the shares of Common Stock issued upon conversion of the Series A Preferred Stock are referred to collectively as the "SUBJECT STOCK") hereby expressly covenants and agrees as follows:



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                  6.1. IN GENERAL. Until the termination provided for in Section
6.5 below, such holder shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Subject Stock or any securities convertible into or exercisable or exchangeable for Subject Stock (including, without limitation, shares of Subject Stock or securities convertible into or exercisable or exchangeable for Subject Stock which may be deemed to be beneficially owned by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) or (ii) enter into any swap or other hedging arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Subject Stock (regardless of whether any of the transactions described in clause (i) or clause (ii) is to be settled by the delivery of Subject Stock, or such other securities, in cash or otherwise (each action described herein is referred to as a "TRANSFER"). Notwithstanding any provision of this Section 6 to the contrary, a holder of Subject Stock may Transfer such Subject Stock to The News Corporation Limited or to any Affiliate of The News Corporation Limited.

                  6.2. EFFECT OF ATTEMPTED TRANSFER. Any attempt to Transfer in violation of this Section 6 shall be null and void and shall be deemed to be in violation hereof, and neither the Corporation nor the Corporation's transfer agent shall give any effect in the share transfer records of the Corporation to any such attempt to Transfer.

                  6.3. LEGENDS. In addition to any other legends required by law or in the opinion of counsel to the Corporation, the certificates evidencing shares of Subject Stock shall bear a legend in substantially the following form:

         "THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS FURTHER RESTRICTED BY PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS OF THE SERIES A PAYMENT-IN-KIND PREFERRED STOCK CONTAINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, A COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE BY THE CORPORATION UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS."

                  6.4. "STOP TRANSFER" INSTRUCTIONS. A notation will be made in the share transfer records of the Corporation and "stop transfer" instructions will be issued with respect to the shares of Subject Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the terms hereof.

                  6.5. TERMINATION OF TRANSFER RESTRICTIONS. The provisions of this Section 6 shall continue in full force and effect until the earlier to occur of (i) one year after the consummation of a Change of Control of the Corporation, (ii) the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation or (iii) the Third Anniversary.



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         7.       OTHER DEFINITIONS.

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either
(x) the beneficial ownership of 20% or more of any class of equity securities issued by such Person or (y) the power to direct the management and policies of the specified Person through the ownership of voting securities or other equity interests, by contract or otherwise, and (ii) the terms "controlling," "control with" and "controlled by," etc., shall have meanings correlative to the foregoing.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close by law or executive order in Atlanta, Georgia.

         "CHANGE OF CONTROL" means (i) the merger, consolidation or other business combination of the Corporation with or into another corporation or the merger of another corporation (other than the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation) with or into the Corporation with the effect that, immediately after such transaction, the stockholders of the Corporation immediately prior to such transaction or series of transactions hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction or series of transactions or (ii) the acquisition by any Person or group of related Persons by way of merger, sale, transfer, consolidation or other business combination or acquisition, of (x) all or substantially all of the assets, property or business of the Corporation or (y) more than 35% of the total voting power entitled to vote in the election of directors, managers or trustees of the Corporation or such other Person as survives the transaction, unless in each case the stockholders of the Corporation immediately prior to such transaction hold immediately after such transaction 65% or more of the total voting power entitled to vote in the election of directors, managers or trustees of such Person.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                      [SIGNATURES FOLLOW ON THE NEXT PAGE]













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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designations to be signed by its authorized officers, this 25th day of January, 2000.

                                   HEALTHEON/WEBMD CORPORATION

                                   By: /s/ W. Michael Heekin
                                      ----------------------------------------
                                            Name: W. Michael Heekin
                                            Title: Executive Vice President

Attest:

By: /s/ Jack Dennison
   -------------------------------------
         Name: Jack Dennison
         Title: Executive Vice President

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                 SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       OF
                           HEALTHEON/WEBMD CORPORATION

                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

         Healtheon/WebMD Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"):

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the Tenth Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the "CERTIFICATE OF INCORPORATION"), there hereby is created, out of the 5,000,000 shares of preferred stock, par value $.0001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the "PREFERRED STOCK"), a series of Preferred Stock (the "SERIES B PREFERRED STOCK") consisting of 200 shares, which series shall have the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, stated in the Certificate of Incorporation as applicable to the Preferred Stock) set forth on EXHIBIT A hereto.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of the Series B Preferred Stock to be signed by its authorized officers, this 12 day of September, 2000.


                                           HEALTHEON/WEBMD CORPORATION


                                           By:    /s/ John L. Westermann III
                                              ----------------------------------
                                              John L. Westermann III
                                              Executive Vice President, Chief
                                                 Financial Officer and Treasurer

Attest:

By:      /s/ Jack D. Dennison
   ---------------------------------
   Jack D. Dennison
   Executive Vice President, General
      Counsel and Secretary

                                    EXHIBIT A


         As used herein, the following terms have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued or issuable (whether upon the exercise of warrants, Convertible Securities or otherwise) by the Corporation after the Issue Date, other than (a) the Conversion Shares and (b) any shares of Common Stock issued or issuable pursuant to evidences of indebtedness, shares of stock, warrants, rights or other securities entered into or issuable before the Issue Date.

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

         "AOL" shall mean America Online, Inc., a Delaware corporation.

         "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

         "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or a Legal Holiday.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

         "CAREINSITE" shall mean CareInsite, Inc., a Delaware corporation.

         "CHANGE OF CONTROL" shall mean the acquisition by a Person of beneficial ownership of more than 50% of the voting Capital Stock of the Corporation. For purposes hereof a Person shall be deemed the beneficial owner of Capital Stock if such Person would be deemed a beneficial owner under Rule 13d-3, as in effect on the date hereof, under the Exchange Act.

         "COMMON STOCK" shall mean the common stock, $.0001 par value per share, of the Corporation.

         "CONTROL" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

         "CONVERSION CONSIDERATION" shall have the meaning specified in Section 9(b).

         "CONVERSION DETERMINATION DATE" shall mean March 16, 2002.

         "CONVERSION PRICE" shall mean the applicable price at which Conversion Shares shall be delivered upon conversion of shares of the Series B Preferred Stock as specified in Section 9(b).

         "CONVERSION SHARES" shall have the meaning specified in Section 9(b).

         "CONVERSION TIME" shall have the meaning specified in Section 9(c).

         "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock, warrants, rights or other securities entered into or issued after the Issue Date which are exercisable, convertible or exchangeable, (including, but not limited to, Options) with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or the happening of a specified event or both.

         "CORPORATION REDEMPTION DATE" shall have the meaning specified in
Section 5(b)(ii).

         "EMPLOYEE OPTIONS" shall mean the options to acquire Common Stock that may be granted to employees, consultants, officers and directors of the Corporation.

         "ENCUMBRANCE" shall mean any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or other encumbrance of any kind.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" shall mean in respect of a share of Capital Stock of the Corporation on any date herein specified, the fair value as determined in good faith by the Board of Directors of the Corporation.

         "GROUP" shall have the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

         "HOLDER REDEMPTION DATE" shall have the meaning specified in Section 5(a).

         "HOLDERS" shall mean the holders of the Series B Preferred Stock.

         "ISSUE DATE" shall mean the date the initial shares of Series B Preferred Stock are issued.

         "LEGAL HOLIDAY" shall mean any day on which banking institutions are obligated or authorized to close in The City of New York.

         "LIQUIDATION AMOUNT" shall mean, as of any date, an amount equal to $100,000.00 per share of Series B Preferred Stock, plus all declared but unpaid dividends to such date.

         "LIQUIDATION RIGHT" shall mean for each share of Series B Preferred Stock the Liquidation Amount or, if prior to the Conversion Determination Date and if greater, the amount that would be received in liquidation following conversion of a share of Series B Preferred Stock into Common Stock.

         "MAJORITY HOLDERS" shall mean the Holders of a majority of the then outstanding shares of Series B Preferred Stock.

         "NOTICE" shall have the meaning specified in Section 5(b).

         "OPTION" shall mean any right, warrant or option to subscribe for or purchase shares of Common Stock.

         "OTHER PROPERTY" shall have the meaning set forth in Section 9(d)(vii).

         "OUTSTANDING" shall mean, when used with reference to the Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Corporation or its subsidiaries, and all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

         "PERSON" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or Group that would be deemed to be a person under Section 13(d)(3), as in effect on the date hereof, of the Exchange Act.

         "SERIES B PREFERRED STOCK" shall have the meaning specified in Section
1.

         "THIRD PARTY" shall have the meaning specified in Section 11(b).

         "WARRANTS" shall mean the Warrants subject to the Warrant Agreement, dated as of September 15, 1999, between CareInsite and AOL.

         SECTION 1. DESIGNATION AND AMOUNT. The designation of such series of Preferred Stock shall be the Series B Convertible Redeemable Preferred Stock (the "SERIES B PREFERRED STOCK"). The number of issuable shares of Series B Preferred Stock shall be two hundred (200); provided that shares of Series B Preferred Stock shall only be issued pursuant to the Subscription Agreement, dated as of September 15, 1999 between CareInsite and AOL.

         SECTION 2. RANK. All shares of Series B Preferred Stock, both as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (i) senior to all of the Corporation's now or hereafter issued Common Stock or any other common stock of any class of the Corporation and (ii) senior to all of the Corporation's now or hereafter issued Capital Stock which does not expressly rank pari passu with the Series B Preferred Stock including, without limitation, the Series A Payment-in-Kind Preferred Stock of the Corporation. The Corporation shall not issue any Capital Stock senior to the Series B Preferred Stock.

         SECTION 3. DIVIDENDS. (a) The Holders shall not be entitled to receive dividends except in accordance with this Section 3.

         (b) If the Corporation declares and pays dividends on the Common Stock in cash or property of the Corporation (but not dividends in shares of Common Stock), then, in that event, the Holders shall be entitled to share in such dividends on a pro rata basis, as if their shares of Series B Preferred Stock had been converted into shares of Common Stock pursuant to Section 9 immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends or, if such shares of Series B Preferred Stock are no longer convertible into Common Stock immediately prior to such record date, as if such shares of Series B Preferred Stock had been converted into Common Stock on the Conversion Determination Date.

         SECTION 4. LIQUIDATION RIGHT. Subject to the rights of holders of any Capital Stock of the Corporation ranking pari passu with the Series B Preferred Stock, in the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, the Liquidation Right, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's Capital Stock ranking junior as to liquidation rights to the Series B Preferred Stock. If the assets of the Corporation available for distribution are not sufficient to pay an amount equal to the Liquidation Right to the holders of outstanding shares of Series B Preferred Stock (and any Capital Stock ranking pari passu with the Series B Preferred Stock), then the assets of the Corporation shall be distributed ratably among the Holders (and the holders of any Capital Stock ranking pari passu with the Series B Preferred Stock). Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or offer of all or part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 (unless in connection therewith the liquidation of the Corporation is specifically approved).

         SECTION 5. REDEMPTION. (a) The Holders shall have the right to compel the Corporation to redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock at the Liquidation Amount on either (i) the Conversion Determination Date or (ii) the 30th day following the Corporation's receipt of the notice described in the immediately following clause (A)(y) (such date under either clause (i) or (ii) being hereinafter the "HOLDER REDEMPTION DATE"); provided, however, that (A) the Corporation shall have received a written demand that the Corporation redeem the Series B Preferred Stock (x) no later than 30 days prior to the Conversion Determination Date in the case of a redemption pursuant to the immediately preceding clause (i) or (y) prior to such date occurring 30 days prior to the Conversion Determination Date and within 30 days of notification pursuant to Section 9(x)(D) of a Change of Control in the case of a redemption pursuant to the immediately preceding clause (ii), (B) the Holders shall not have given a Conversion Notice to the Corporation with respect to the shares of Series B Preferred Stock to be redeemed and (C) redemption shall be permitted only to the extent that it is permitted under the General Corporation Law of Delaware. Shares of Series B Preferred Stock which are subject to redemption but which have not been redeemed shall continue to be entitled to the dividend and other rights, preferences and privileges of the Series B Preferred Stock until such shares have been redeemed and the Liquidation Amount has been paid or otherwise set aside with respect thereto; provided, however, that all rights to convert the Series B Preferred Stock shall cease on the receipt by the Corporation of the written demand referred to in clause (A) of the first sentence of this Section 5(a). If, on or prior to the Holder Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the Holder Redemption Date, notwithstanding that any certificate for any such shares of the Series B Preferred Stock shall not have been surrendered for cancellation, all such shares of the Series B Preferred Stock with respect to which such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series B Preferred Stock shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the redemption date) without interest thereon.

         (b)(i) The Corporation shall have the right, at any time after the Conversion Determination Date, at its option, upon not less than 10 days' prior written notice ("NOTICE"), to redeem, out of funds legally available therefor, all (but not less than all) of the then outstanding shares of Series B Preferred Stock at the Liquidation Amount.

         (ii) The Notice shall be given to each Holder of record of the Series B Preferred Stock to be redeemed. Each such Notice of redemption shall specify the date fixed for redemption (the "CORPORATION REDEMPTION DATE"), the place or places of payment and that payment will be made upon presentation of and surrender of the certificates evidencing the shares of Series B Preferred Stock to be redeemed. Any failure to give such Notice, or any defect in such Notice, to a Holder of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock owned by other Holders to whom such Notice was duly given. On or after the Corporation Redemption Date, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such Notice and shall thereupon be entitled to receive payment of the Liquidation Amount. If such Notice shall have been so given and if, on or prior to the Corporation Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed (as to be and continue to be available therefor), then on and after the Corporation Redemption Date, notwithstanding that any certificate for shares of the Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of the Series B Preferred Stock with respect to which such Notice shall have been given and such funds shall have been set aside shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series B Preferred Stock so called for redemption shall forthwith cease and terminate, except the right of the Holders to receive out of the funds so set aside in trust the amount payable on the redemption thereof (including an amount equal to accrued and unpaid dividends to the Corporation Redemption Date) without interest thereon.

         (c) The Holder of any shares of Series B Preferred Stock redeemed under Section 5(a) or Section 5(b) shall not be entitled to receive payment of the Liquidation Amount for such shares until such Holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series B Preferred Stock to be redeemed and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series B Preferred Stock to the Corporation free of any Encumbrances; provided that the foregoing is subject to the other provisions of the Corporation's Amended and Restated Bylaws governing lost certificates generally.

         SECTION 6.        VOTING RIGHTS.

         (a) GENERAL. Except as provided in Section 6(b) or as provided by law, the Series B Preferred Stock shall not have any voting rights.

         (b)      CLASS VOTING RIGHTS.

         (i) Actions Requiring Affirmative Vote. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, or through merger or consolidation with any other person, without the affirmative vote or consent of the Majority Holders, with the Holders voting separately as a class,

         (A) amend, alter or repeal (by merger, consolidation or otherwise) any provision of the Certificate of Incorporation or the Bylaws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series B Preferred Stock, provided that nothing herein shall provide the Holders with a right to vote on the matters set forth in Section 9(d)(vii),

         (B) authorize or issue any new class of shares of Capital Stock having a preference with respect to dividends, redemption and/or liquidation over the Series B Preferred Stock, or

         (C) reclassify any of its Capital Stock into shares having a preference with respect to dividends, redemption and/or liquidation over the Series B Preferred Stock.

In connection with any right to vote pursuant to this Section 6(b)(i), each Holder will have one vote for each share of Series B Preferred Stock held.

         (ii) Special Meeting. Whenever the rights described in Section 6(b)(i) above shall vest, they may be exercised initially by the vote of the Majority Holders present and voting, in person or by proxy, at a special meeting of Holders or by written consent of the Majority Holders without a meeting. Unless such action shall have been taken by written consent as aforesaid, a special meeting of the Holders for the exercise of any such right shall be called by the Secretary of the Corporation as promptly as possible in compliance with applicable law and regulations, and in any event within 10 days after receipt of a written request signed by the Holders of record of at least 25% of the then outstanding shares of the Series B Preferred Stock, subject to any applicable notice requirements imposed by law or by any national securities exchange on which any Series B Preferred Stock is listed. Such meeting shall be held at the earliest practicable date thereafter.

         (iii) Stockholders' Right to Call Meeting. If any meeting of the Holders required by this subparagraph (b) to be called shall not have been called within 10 days after receipt of a written request therefor by the Secretary of the Corporation, subject to any applicable notice requirements imposed by law or any national securities exchange on which any Series B Preferred Stock is then listed, then the Holders of record of at least 25% of the then outstanding shares of the Series B Preferred Stock may designate in writing a Holder of the Series B Preferred Stock to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or any national securities exchange on which the Series B Preferred Stock is then listed) as may be acceptable to the Majority Holders. Any Holder of Series B Preferred Stock so designated shall have reasonable access to the stock books of the Corporation relating solely to the Series B Preferred Stock for the purpose of causing such meeting to be called pursuant to these provisions.

         SECTION 7. OUTSTANDING SHARES. For purposes of this Resolution, all shares of Series B Preferred Stock that have been issued shall be deemed outstanding except (a) from the Conversion Determination Date if a demand for redemption pursuant to Section 5(a) has been received by the Corporation or date fixed for redemption pursuant to Section 5(b), as the case may be, all shares of Series B Preferred Stock that are to be redeemed pursuant to Section 5 if funds necessary for payment of the amounts to be paid in connection with such redemption have been irrevocably deposited in trust, for the account of the Holders of the shares so to be redeemed (so as to be and continue to be available therefor), with a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia (or a corporation or other person permitted to act as a trustee by the United States Securities and Exchange Commission), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal, State or District of Columbia or territorial authority; and (b) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         SECTION 8. STATUS OF ACQUIRED SHARES. The Corporation shall take all such actions as are necessary to cause any shares of Series B Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 9, or otherwise acquired by the Corporation, to be restored to the status of authorized and unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Series B Preferred Stock.

         SECTION 9.        CONVERSION.

         (a) CONVERSION RIGHT. Except as otherwise provided herein, the Holders shall have the right to convert, on the Conversion Determination Date, all (but not less than all) of the then outstanding shares of Series B Preferred Stock into the Conversion Consideration; provided, however, that the Corporation shall have received, no later than 5:00 p.m., New York time, on the date that is 30 days prior to the Conversion Determination Date (the "CONVERSION NOTICE DEADLINE"), a notice (a "CONVERSION NOTICE") specifying the number of shares to be converted pursuant to this Section 9. In the event that the Corporation elects to exercise its right under Section 11(b) to require a sale of shares of Series B Preferred Stock to a Third Party, notwithstanding anything herein to the contrary, the Board of Directors, in its sole discretion, may change the Conversion Determination Date, effective upon the consummation of such sale, to a date that is after March 16, 2002.

         (b) CONVERSION PRICE. At the Conversion Time, each share of Series B Preferred Stock for which conversion has been requested in a Conversion Notice, shall be converted into (i) such number of fully paid and non-assessable shares of the Common Stock ("CONVERSION SHARES") as is determined by dividing the Liquidation Amount by the Conversion Price, determined as hereinafter provided, in effect at the Conversion Time and rounding the result to the nearest 1/100th of a share and (ii) a Warrant (collectively, the "CONVERSION CONSIDERATION") to purchase such number of shares of Common Stock as shall be equal to the number of Conversion Shares received upon conversion of the share of Series B Preferred Stock pursuant to clause (i) of this Section 9(b). If a Holder converts more than one share at the same time, the number of full shares issuable upon the conversion shall be based upon the total number of shares converted. The Conversion Price shall initially be $37.885 per share. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided. Upon the making of a demand to the Corporation for redemption pursuant to Section 5(a), all shares of Series B Preferred Stock shall cease to be convertible.

         (c) PROCEDURE. In order to convert shares of the Series B Preferred Stock into Conversion Consideration, the Holder thereof shall, in addition to delivering a timely Conversion Notice pursuant to Section 9(a), surrender at the office of any transfer agent for the Series B Preferred Stock (or in the absence of any transfer agent, the Corporation) the certificate or certificates therefor, duly endorsed to the Corporation or in blank prior to the close of business on the Conversion Determination Date. Shares of the Series B Preferred Stock so surrendered shall be deemed to have been converted immediately prior to the close of business on the Conversion Determination Date or, if later, the time at which any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or shall have been terminated (hereinafter, the "CONVERSION TIME"), and the person or persons entitled to receive Conversion Consideration issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Consideration at the Conversion Time. No later than 10 days after the Conversion Time, the Corporation shall issue and deliver to the Holder the certificate or certificates for the number of full Conversion Shares issuable upon such conversion, together with a cash payment in lieu of any fraction of a Conversion Share, as hereinafter provided, and the Warrant to the person or persons entitled to receive the same or to the nominee or nominees of such person or persons.

         (d) ADJUSTMENTS TO THE NUMBER OF CONVERSION SHARES AND/OR THE CONVERSION PRICE. The number of Conversion Shares and/or the Conversion Price shall be subject to adjustment from time to time as set forth in this Section 9(d) for events occurring prior to the Conversion Time.

         (i) Stock Dividends, Subdivisions and Combinations. If, at any time prior to the Conversion Time, the Corporation shall:

         (A) pay a dividend or make a distribution on its Common Stock in Additional Shares of Common Stock (this adjustment will be deemed to occur immediately after the record date);

         (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

         (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (1) the number of Conversion Shares into which a share of Series B Preferred Stock is convertible shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of Conversion Shares for which the Series B Preferred Stock is convertible immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price shall be adjusted to equal (x) the Conversion Price multiplied by the number of Conversion Shares into which a share of Series B Preferred Stock is convertible immediately prior to the adjustment divided by (y) the number of Conversion Shares into which a share of Series B Preferred Stock is exercisable immediately after such adjustment.

         (ii) Issuance of Additional Shares of Common Stock. (A) If, at any time prior to the Conversion Time, the Corporation shall (except as hereinafter provided in Section 9(d)(ii)(B)) issue or sell any Additional Shares of Common Stock and such Additional Shares of Common Stock are issued or sold for no consideration or for consideration in an amount per additional share of Common Stock less than the Fair Market Value, then the Conversion Price shall be reduced to a price determined by multiplying (1) the Conversion Price by (2) a fraction, (x) the numerator of which is the sum of (I) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale, plus (II) an amount equal to the quotient arrived at by dividing the aggregate consideration, if any, received by the Corporation upon such issuance or sale, by the Fair Market Value per share of the shares so issued or sold, and (y) the denominator of which is the number of shares of Common Stock Outstanding immediately after such issuance or sale.

         (B) The provisions of Section 9(d)(ii)(A) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Sections 9(d)(i) or 9(d)(vii). No adjustment of the number of Conversion Shares or the Conversion Price shall be made under Section 9(d)(ii)(A) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Convertible Securities.

         (iii) Issuance of Convertible Securities. If, at any time prior to the Conversion Time, the Corporation shall issue or sell, any Convertible Securities, and the price per share for which Common Stock is initially issuable upon the exercise, conversion or exchange of such Convertible Securities shall be less than the Fair Market Value in effect immediately prior to the time of such issue or sale of Convertible Securities, then the Conversion Price shall be adjusted as provided in Section 9(d)(ii)(A) on the basis that (A) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Convertible Securities shall be deemed to have been issued and outstanding, (B) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Common Stock are available to such holders, and
(C) the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Convertible Securities. No further adjustments of the Conversion Price shall be made upon the actual issue of Additional Shares of Common Stock upon exercise, conversion or exchange of such Convertible Securities.

         (iv) Superseding Adjustment. If, at any time after any adjustment of the Conversion Price and/or the number of Conversion Shares shall have been made pursuant to Section 9(d)(iii) as the result of any issuance of Convertible Securities, and either

         (A) the right of exercise, conversion or exchange for such Convertible Securities shall expire and all or a portion of such rights with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

         (B) the consideration per share for which shares of Common Stock are issuable pursuant to such Convertible Securities,

shall be increased, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such Convertible Securities on the basis of

         (C) treating the number of Additional Shares of Common Stock theretofore actually issued or issuable pursuant to the previous exercise, conversion or exchange, as having been issued on the date or dates of any such exercise, conversion or exchange and for the consideration actually received and receivable therefor, and

         (D) treating any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock are issuable under such Convertible Securities.

         (v) Liquidation; Dissolution. If, at any time prior to the Conversion Notice Deadline, or, if a valid Conversion Notice has been delivered to the Corporation prior thereto, at any time prior to the Conversion Time, the Corporation shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to convert the Series B Preferred Stock effective as of the date of such dissolution, liquidation or winding up; provided that written notice of such intent to exercise is delivered to the Corporation within ten (10) business days of the date that the Holder receives written notice of the Corporation's intent to dissolve, liquidate or wind up its affairs.

         (vi) Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments of the number of Conversion Shares and/or the Conversion Price provided for in this
Section 9(d);

         (A) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Corporation for issuing such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities consideration equal to the amount of such dividend so paid or satisfied.

         (B)      When Adjustments Are Made. The adjustments required by this
Section 9(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Conversion Shares or of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 9(d)(i)) up to, but not beyond, the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the Conversion Shares or of the Conversion Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 9(d) and not previously made, would result in a minimum adjustment, but in no event later than the Conversion Determination Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (C)      Fractional Interests. In computing adjustments under this
Section 9(d), fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

         (D) When Adjustment Not Required. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. The adjustments pursuant to this Section 9(d) shall not apply to: (I) any Convertible Securities which are issued to officers, directors, employees, or consultants of the Corporation pursuant to a bona fide plan or plans adopted in good faith by the Board of Directors of the Corporation; (II) any Additional Shares of Common Stock issued to such officers, directors, employees, or consultants of the Corporation upon the exchange, conversion or exercise of the Convertible Securities described in the immediately preceding clause (I); (III) Additional Shares of Common Stock, Convertible Securities and other securities issued in connection with investments in, acquisitions of, or mergers, combinations or other strategic relationships with, other companies, provided, however, that if such issuance is to an Affiliate of the Corporation, the Board of Directors shall have determined in good faith that such issuance was made on fair and reasonable terms no less favorable to the Corporation than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Corporation; (IV) Additional Shares of Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or sales at the market pursuant to a continuous offering stock program; (V) Additional Shares of Common Stock issued in any private placement or other transaction exempt from the registration requirements of the Securities Act pursuant to a firm commitment underwriting;
(VI) rights to purchase Additional Shares of Common Stock or issuance of Additional Shares of Common Stock pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest;
(VII) a change in the par value or no par value of the Common Stock (other than as a consequence of an event described in Section 9(d)(i)(B), 9(d)(i)(C) or 9(d)(vii) for which an adjustment to the number of Conversion Shares or the Conversion Price is required pursuant to such Section; or (VIII) non-stock dividends or distributions paid by the Corporation, except to the extent otherwise provided in Section 9(d)(ix). In addition, to the extent that the Series B Preferred Stock becomes convertible into cash, no interest shall accrue on such cash. In addition, no adjustment need be made for a transaction if all Holders of Series B Preferred Stock are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         (vii) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall, at any time prior to the Conversion Time, reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation, a reverse triangular merger in which the Corporation is the surviving entity but the shares of the Corporation's Capital Stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of cash, securities or otherwise, or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of Common Stock of any successor or acquiring corporation or of the Corporation (as applicable), or any cash, shares of stock or other securities or property of any nature whatsoever (including, warrants or other subscription or purchase rights) in addition to or in lieu of Common Stock of the successor or acquiring corporation or of the Corporation (as applicable) ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Corporation, then the Holder shall have the right thereafter to receive, upon conversion of a share of Series B Preferred Stock, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Conversion Stock that would be received upon conversion of a share of Series B Preferred Stock immediately prior to such event; provided, however, that this
Section 9(d)(vii) shall not apply to the extent any action causes an adjustment to be made pursuant to Sections 9(d)(i), (ii), (iii) or (v) hereof. For purposes of this Section 9(d)(vii) "Common Stock of any successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 9(d)(vii) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets at any time prior to the Conversion Time, and to the stock or securities of any other corporation that are at the time receivable by the Holders upon conversion of shares of Series B Preferred Stock.

         (viii) Reclassifications. If, at any time prior to the Conversion Time, the Corporation changes any of the securities into which shares of Series B Preferred Stock are convertible into the same or a different number of securities of any other class or classes, each share of Series B Preferred Stock shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities into which a share of Series B Preferred Stock was convertible immediately prior to such reclassification or other change and the Conversion Price therefore shall be appropriately adjusted.

         (ix) Extraordinary Dividends. If, at any time prior to the Conversion Time, the Corporation declares and pays an extraordinary dividend (i.e., a dividend that is inconsistent with the Corporation's dividend policy adopted by the Board of Directors other than a customary initial dividend), and the failure thereupon to make any adjustment pursuant to this Section 9(d) would not fairly protect the conversion rights of the Holders of Series B Preferred Stock in accordance with the essential intent and principles hereof, then, in such case, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular independent auditors of the Corporation) or independent investment banking firm of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the conversion rights of the Holders of Series B Preferred Stock. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to each Holder of shares of Series B Preferred Stock and shall make the adjustment, if any, described therein.

         (x)      Other Notices. In case at any time prior to the Conversion
Time:

         (A) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation (other than a subsidiary of the Corporation in which the Corporation is the surviving or continuing corporation and no change occurs in the Corporation's Common Stock), or sale of all or substantially all of its assets to, another corporation;

         (B) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Corporation;

         (C) the Corporation shall declare any non-cash dividend on its Common Stock; or

         (D)      there shall be a Change of Control;

then, in any one or more of said cases, the Corporation shall give written notice to the Holders of the date (or, if not then known, a reasonable approximation thereof by the Corporation) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action or dividend, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, or the date of such dividend, as the case may be. Such notice shall be given to each Holder: at least twenty days prior to the record date for such action in the case of any action described in Subsection (A) or Subsection (B) above; in the case of any action described in Subsection (C) above, at least twenty days prior to the day on which the action described is to take place and at least twenty days prior to the record date for determining holders of Common Stock entitled to receive securities and/or other property in connection with such action; and in the case of a Change of Control, within 30 days of the occurrence of Change of Control.

         As soon as practicable following any adjustment of the Conversion Price and/or the number of Conversion Shares, a certificate, signed by (i) the Corporation's President or Chief Financial Officer, or (ii) any independent firm of certified public accountants, or investment banking firm, in either case of recognized national standing, which the Corporation selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Holders and shall specify the Conversion Price and/or the number of Conversion Shares after giving effect to the adjustment.

         (e) NO IMPAIRMENT. The Corporation shall not, by amendment of its charter or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 9.

         SECTION 10. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         SECTION 11. TRANSFERS. (a) Shares of the Series B Preferred Stock and the certificates representing such shares and all rights thereunder are non-transferable, and may not be sold, transferred, pledged, hypothecated, or assigned without the prior written consent of the Corporation (which may be withheld in the Corporation's sole discretion), except for a transfer of all or part of the shares of Series B Preferred Stock held by a Holder (i) to a majority owned Affiliate of a Holder or (ii) in connection with the distribution of all of the assets of a Holder pursuant to a liquidation, dissolution or winding up of the affairs of a Holder, or the sale of all or substantially all of a Holder's assets or a merger or consolidation of a Holder where the Holder is not the surviving entity; provided, however, in no event (other than, in the case AOL is the Holder, in connection with the sale of all or substantially all of AOL's assets or a merger or consolidation of AOL where AOL is not the surviving entity) may a Holder make a transfer to a competitor of the Corporation. Any such prohibited transfer made without the Corporation's consent shall be void ab initio.

         (b) At any time after the Holders have made a valid demand for redemption of the Series B Preferred Stock pursuant to Section 5 and prior to the Holder Redemption Date, the Corporation may, to the fullest extent permitted by applicable law, require that, in lieu of such redemption, (i) the Holders sell, free and clear of any Encumbrances, all or any portion of the Series B Preferred Stock at the Liquidation Amount therefor to a third party identified by the Corporation in a notice given to each Holder of record of the Series B Preferred Stock no later than three Business Days prior to the Holder Redemption Date or (ii) the Holders sell, free and clear of any Encumbrances, all or any portion of the Series B Preferred Stock at an amount less than the Liquidation Amount therefor to a third party so identified by the Corporation (the "THIRD PARTY") no later than three Business Days prior to the Holder Redemption Date, provided that the Corporation shall pay to the Holders the difference between the amount paid by the Third Party and the Liquidation Amount therefor. The sale to the Third Party shall be made at a closing held at the offices of the Corporation at a time prior to the Holder Redemption Date, as mutually agreed by the Holders and the Corporation. At the closing, the Holder shall deliver stock certificates evidencing the shares of Series B Preferred Stock to be purchased, duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Corporation and the Third Party and with all required stock transfer tax stamps affixed thereto and the Third Party (or the Third Party and the Corporation) shall pay an amount equal to the Liquidation Amount therefor by wire transfer of immediately available funds. Other than the foregoing, without the prior written consent of the Holders, the Holders shall have no obligations in connection with such sale other than delivery of such Series B Preferred Stock, free and clear of any Encumbrances. The Corporation shall pay all reasonable third party expenses (other than income and similar taxes) incurred by the Holders in connection with a sale hereunder.

         SECTION 12. NOTICES. (a) 45 days prior to the Conversion Determination Date, the Corporation shall give to the Holders a notice setting forth the Conversion Determination Date and soliciting from the Holders receipt of a notice of redemption pursuant to Section 5(a)(i) or a Conversion Notice.

         (b) All notices, demands or other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by registered or certified mail (post prepaid, return receipt requested) (i) to the Corporation, at the Corporation's principal executive offices and (ii) to a Holder, at such Holder's address as it shall appear upon the stock transfer books of the Corporation.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
             TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         Healtheon/WebMD Corporation ("HEALTHEON/WEBMD"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. That at a meeting of the Board of Directors of Healtheon/WebMD resolutions were duly adopted setting forth a proposed amendment to the Tenth Amended and Restated Certificate of Incorporation of Healtheon/WebMD, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is attached as Exhibit A.

         2. That thereafter, pursuant to resolutions of its Board of Directors, an annual meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                      [SIGNATURE FOLLOWS ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 12 day of September, 2000.


                                    HEALTHEON/WEBMD CORPORATION


                                    By:      /s/ John L. Westermann III
                                    -----------------------------------------
                                    John L. Westermann III
                                    Executive Vice President, Chief Financial
                                       Officer and Treasurer

                                    EXHIBIT A
                                       TO
     CERTIFICATE OF AMENDMENT OF THE TENTH AMENDED AND RESTATED CERTIFICATE
                 OF INCORPORATION OF HEALTHEON/WEBMD CORPORATION

                                        RESOLUTIONS OF THE BOARD OF DIRECTORS OF
                               HEALTHEON/WEBMD CORPORATION ADOPTED JUNE 18, 2000



         FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment (the "CHARTER AMENDMENT") to the Corporation's Tenth Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") providing for the amendment of Article I of the Certificate of Incorporation to change the Corporation's name to "WebMD Corporation" and declares the Charter Amendment advisable;

         FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs that the Charter Amendment be included in the notice of special meeting for the special meeting of stockholders authorized by the Board at its February 13, 2000 meeting;

         FURTHER RESOLVED, that the Board of Directors hereby recommends that stockholders of the Corporation vote in favor of and adopt and approve the Charter Amendment;